UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2009

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	SRA International, Inc. (the “Company”) announced on December 3, 2008 that its Chief Financial Officer, Stephen C. Hughes, will retire from the Company effective June 30, 2009. To aid in transitioning his duties, Mr. Hughes and the Company decided he would resign as the Company’s Chief Financial Officer effective January 30, 2009 in accordance with his retirement agreement, and Mr. Hughes will remain as a Company employee and be available to advise the Company as needed until June 30, 2009. The other terms and conditions of Mr. Hughes’ retirement are unchanged.

(c)	Effective January 30, 2009, Melissa A. Burgum, age 36, was appointed acting Chief Financial Officer until completion of the Company’s search for a permanent chief financial officer. Ms. Burgum is a Certified Public Accountant, and has served as the Company’s Corporate Controller, Assistant Treasurer, and Assistant Secretary since August 2005. Prior to joining the Company, Ms. Burgum served as Assistant Controller of the Advanced Engineering & Sciences Division of ITT Industries, Inc., beginning in 2002.

There are no family relationships between Ms. Burgum and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: February 3, 2009	/s/ MARK D. SCHULTZ
Mark D. Schultz
Senior Vice President & General Counsel